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                                                                      Exhibit 22




                                "SUBSIDIARIES LIST"


                        1.  Physican Support Services, Inc.

                               2.  USC-Michigan, Inc.

                            3.  Diabetes Self Care, Inc.

                                4.  PCS, Inc. - West

                     5.  Healthcare Management Solutions, Inc.


                                         -41-